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                                                                  EXECUTION COPY

                                                                   EXHIBIT 10.20

                                   $75,500,000

                             MSX INTERNATIONAL, INC.

                                       AND

                            MSX INTERNATIONAL LIMITED

                     11% SENIOR SECURED NOTE UNITS DUE 2007

                               PURCHASE AGREEMENT

                                                                   July 25, 2003

JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025

Ladies and Gentlemen:

         MSX International Inc., a Delaware corporation (the "Company"), and its wholly-owned subsidiary, MSX International Limited ("MSXI Limited" and, together with the Company, the "Issuers") hereby agree with you as follows:

                  1. ISSUANCE OF UNITS. Subject to the terms and conditions herein contained, the Issuers propose to issue and sell to Jefferies & Company, Inc. (the "Initial Purchaser") $75,500,000 aggregate principal amount of 11% Senior Secured Note Units due 2007 (each a "Unit" and, collectively, the "Units"), each Unit consisting of $860 principal amount of 11% Senior Secured Notes due 2007 issued by the Company (the "U.S. Notes") and $140 principal amount of 11% Senior Secured Notes due 2007 issued by MSXI Limited (the "U.K. Notes" and, together with the U.S. Notes, the "Notes"). The Notes, as Units, will be issued pursuant to an indenture (the "Indenture"), to be dated as of August 1, 2003, by and among the Issuers, the Subsidiary Guarantors party thereto (as hereinafter defined), and BNY Midwest Trust Company, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

         The Units will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Units and Notes shall bear the legends set forth in the final offering circular, dated the date hereof (the "Final Offering Circular"). The Issuers have prepared a preliminary offering circular, dated July 7, 2003 (the "Preliminary Offering Circular"), and the Final Offering Circular relating to the offer and sale of the Units (the "Offering"). "Offering Circular" means, as of any date or time referred to in this Agreement, the most recent offering circular (whether the Preliminary Offering Circular or the Final Offering Circular, and any amendment or supplement to either such document), including exhibits and schedules thereto.

         In connection with the sale of the Units, the Company is concurrently entering into a new senior secured revolving credit facility among the Company, the guarantors named therein, certain lenders party

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thereto and Bank One, N.A., as agent for the lenders, which provides for a revolving loan facility in an amount of up to $40 million (as amended, supplemented, modified, extended or restated from time to time, the "Credit Agreement").

                  2. TERMS OF OFFERING. The Initial Purchaser has advised the Issuers, and the Issuers understand, that the Initial Purchaser will make offers to sell (the "Exempt Resales") some or all of the Notes purchased by the Initial Purchaser hereunder on the terms set forth in the Final Offering Circular, as amended or supplemented, to persons (the "Subsequent Purchasers") whom the Initial Purchaser (i) reasonably believes to be "qualified institutional buyers" ("QIBs") as defined in Rule 144A under the Act, as such may be amended from time to time, (ii) reasonably believes (based upon written representations made by such persons to the Initial Purchaser) to be institutional "accredited investors" ("Accredited Investors") as defined in Rule 501(a)(1), (2), (3) or (7) under the Act or (iii) reasonably believes to be non-U.S. persons in reliance upon Regulation S under the Act.

                  Pursuant to the Indenture, all Domestic Restricted Subsidiaries (as defined in the Indenture) of the Company, jointly and severally, shall fully and unconditionally guarantee, on a senior secured basis, to each holder of the Notes and the Trustee, the payment and performance of the Company's obligations under the Indenture and the U.S. Notes (each such subsidiary being referred to herein as a "Subsidiary Guarantor"). The Company and the Subsidiary Guarantors, jointly and severally, shall fully and unconditionally guarantee, on a senior secured basis, to each Holder of U.K. Notes and the Trustee, the payment and performance of the MSXI Limited's obligations under the Indenture and the U.K. Notes. Each guarantee under the U.S. Notes and U.K Notes is referred to herein as a "Guarantee".

                  Pursuant to the terms of the Collateral Agreements (as defined in the Indenture), (i) all of the obligations under the U.S. Notes will be secured by the Subsidiary Guarantors and a security interest in substantially all of the assets of the Company and the Subsidiary Guarantors (except for a prior ranking lien by the lenders under the Credit Agreement and other Permitted Liens as such term is defined in the Indenture) and (ii) all of the obligations under the U.K. Notes will be secured by MSXI Limited, the Company and the Subsidiary Guarantors and a security interest in all of the accounts receivable of MSXI Limited and substantially all of the assets of the Company and the Subsidiary Guarantors (except for a prior ranking lien by the lenders under the Credit Agreement and other Permitted Liens as such term is defined in the Indenture).

                  Holders of the Units (including Subsequent Purchasers) will have the registration rights set forth in the registration rights agreement applicable to the Units and Notes (the "Registration Rights Agreement"), to be executed on and dated as of the Closing Date, as such term is defined below. Pursuant to the Registration Rights Agreement, the Issuers will agree, among other things, to file with the Securities and Exchange Commission (the "SEC")
(a) a registration statement under the Act relating to Senior Secured Note Units (the "Exchange Units") and the underlying Notes which shall be identical to the Units (except that the Exchange Units shall have been registered pursuant to such registration statement, will not be subject to restrictions on transfer or contain additional interest provisions) to be offered in exchange for the Units (such offer to exchange being referred to as the "Exchange Offer"), and/or (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Units and the underlying Notes. If the Issuers fail to satisfy their obligations under the Registration Rights Agreement, they will be required to pay additional interest to the holders of the Notes under certain circumstances.

                  This Agreement, the Indenture, the Collateral Agreements, the Registration Rights Agreement, the Units, the Notes, the Guarantees, the Exchange Units and Exchange Notes are referred to herein as the "Documents." As used herein, unless the context otherwise requires, the terms "Units" and "Exchange Units" shall include the underlying Notes.

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                  3.       PURCHASE, SALE AND DELIVERY. On the basis of the
representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Issuers agree to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Issuers, the Units at a purchase price of 96.144% of the aggregate principal amount thereof. Delivery to the Initial Purchaser of and payment for the Units shall be made at a Closing (the "Closing") to be held at 10:00 a.m., New York time, on August 1, 2003 (the "Closing Date") at the New York offices of Mayer, Brown, Rowe & Maw LLP.

                  The Issuers shall deliver to the Initial Purchaser one or more certificates representing the Units and underlying Notes in definitive form, registered in such names and denominations as the Initial Purchaser may request, against payment by the Initial Purchaser of the purchase price therefor by immediately available Federal funds bank wire transfer to such bank account or accounts as the Issuers shall designate to the Initial Purchaser at least two business days prior to the Closing. The certificates representing the Units in definitive form shall be made available to the Initial Purchaser for inspection at the New York offices of Mayer, Brown, Rowe & Maw LLP (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than 10:00 a.m. one business day immediately preceding the Closing Date. Units to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, on behalf of the Issuers, with The Depository Trust Company ("DTC") or its designated custodian, and registered in the name of Cede & Co.

                  4. REPRESENTATIONS AND WARRANTIES OF THE ISSUERS. Each of the Issuers, on behalf of itself and its Subsidiaries (as defined below), represents and warrants to the Initial Purchaser that, as of the date hereof and as of the Closing Date:

(a) The Preliminary Offering Circular as of its date did not, and the Final Offering Circular as of its date did not, and as of the Closing Date will not, and each supplement or amendment thereto as of its date will not, contain any untrue statement of a material fact or omit to state any material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financial terms intentionally left blank) necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty as to the information furnished in writing to the Issuers by the Initial Purchaser specifically for use therein. No injunction or order has been issued that either (i) asserts that any of the transactions contemplated by this Agreement or each of the other Documents is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of any of the Units or the use of the Preliminary Offering Circular, the Final Offering Circular or any amendment or supplement thereto, in any jurisdiction. Each of the Preliminary Offering Circular and the Final Offering Circular, as of their respective dates contained, and the Final Offering Circular, as amended or supplemented, as of the Closing Date will contain, all the information specified in, and meet the requirements of Rule 144A(d)(4) under the Act.

(b) Each corporation, partnership, or other entity in which the Company, directly or indirectly through any of its subsidiaries, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule I attached hereto (the "Subsidiaries").

(c) The Company and its respective Subsidiaries (i) have been duly organized, are validly existing and are in good standing under the laws of their jurisdiction of organization, (ii) have all requisite corporate power and corporate authority to carry on their business and to own, lease and operate their properties and assets, and (iii) are duly qualified or licensed to do business and are in good standing as a foreign corporation, partnership or other entity as the case may be, authorized to do

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         business in each jurisdiction in which the nature of such businesses or the ownership or leasing of such properties requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (A) the business, prospects, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, (B) the ability of the Issuers to perform their obligations in all material respects under any Document or (C) the validity of any of the Documents or the consummation of any of the transactions contemplated therein (each, a "Material Adverse Effect").

(d) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The column titled "Actual" in the table under the caption "Capitalization" in the Final Offering Circular (including the footnotes thereto) sets forth, as of March 30, 2003, the capitalization of the Company. All of the outstanding shares of capital stock or other equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all liens, security interests, mortgages, pledges, charges, equities, claims or restrictions on transferability or encumbrances of any kind (collectively, "Liens), other than Permitted Liens as defined in the Final Offering Circular, and those Liens imposed by the Act and the securities or "Blue Sky" laws of certain domestic or foreign jurisdictions. Except as disclosed in the Final Offering Circular, there are no outstanding (A) options, warrants or other rights to purchase from the Company or any of its Subsidiaries (other than those options granted to Robert Netolicka in June 2003),
         (B) agreements, contracts, arrangements or other obligations of the Company or any of its Subsidiaries to issue or (C) other rights to convert any obligation into or exchange any securities for, in the case of each of clauses (A) through (C), shares of capital stock of or other ownership or equity interests in the Company or any of its Subsidiaries.

(e) No holder of securities of the Issuers or any of their Subsidiaries will be entitled to have such securities registered under the registration statements required to be filed by the Issuers and the Subsidiary Guarantors with respect to the Units or Notes pursuant to the Registration Rights Agreement.

(f) The Issuers and each of the Subsidiary Guarantors that are corporations have all requisite corporate power and corporate authority, and each of the Subsidiary Guarantors that is a limited partnership or limited liability company has all the requisite partnership or limited liability company power and partnership or limited liability company authority, as applicable, to execute, deliver and perform its obligations under the Documents to which it is a party and to consummate the transactions contemplated thereby.

(g) This Agreement has been duly and validly authorized, executed and delivered by the Issuers. Each of the Indenture and the Collateral Agreements have been duly and validly authorized by the Issuers and the Subsidiary Guarantors. Each of the Indenture and the Collateral Agreements, when executed and delivered by the Issuers and the Subsidiary Guarantors, as applicable, will constitute a legal, valid and binding obligation of each of the Issuers and Subsidiary Guarantors, enforceable against each of the Issuers and the Subsidiary Guarantors in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and
         (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(h) The Registration Rights Agreement has been duly and validly authorized by the Issuers. The Registration Rights Agreement, when executed and delivered by the Issuers, will constitute a

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         legal, valid and binding obligation of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that
         (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(i) The Notes, when issued, will be in the form contemplated by the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Units, Exchange Units, Notes and Exchange Notes have each been duly and validly authorized by each of the Issuers and, in the case of the Notes and Units, when authenticated, delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement and the Indenture, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of each of the Issuers, entitled to the benefit of the Indenture, the Collateral Agreements and the Registration Rights Agreement, and enforceable against each of the Issuers in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and,
         (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(j) The Guarantees have been duly and validly authorized by the Subsidiary Guarantors and, when executed by the Subsidiary Guarantors, will have been duly executed, issued and delivered and will be legal, valid and binding obligations of the Subsidiary Guarantors, entitled to the benefit of the Indenture, the Collateral Agreements, and the Registration Rights Agreement, and enforceable against the Subsidiary Guarantors in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and
         (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought.

(k) Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation, by-laws or, for those Subsidiaries that are limited liability companies, limited liability operating agreements (the "Charter Documents"). Neither the Company nor any of its respective Subsidiaries is (i) in violation of any Federal, state, local or foreign statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation or order (collectively, "Applicable Law") of any federal, state, local and other governmental authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign having jurisdiction over the Company or any of its Subsidiaries or any of their respective assets, properties or operations, except for such violations that could not result in a Material Adverse Effect (each, a "Governmental Authority"), or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any of them is a party or by which any of them or their respective property is bound (collectively, "Applicable Agreements"), other than as disclosed in the Final Offering Circular and except for breaches and defaults that could not result in a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would constitute (a) a violation of such Charter Documents or Applicable Laws, (b) a breach of or default under any Applicable Agreement or (c) result in the imposition of any penalty or the acceleration of any indebtedness that in (a), (b) or (c) above could result in a Material Adverse Effect.

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(l)      Neither the execution, delivery or performance of the Documents nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, result in the imposition of a Lien on any assets of the Issuers or any of their respective Subsidiaries (except pursuant to the Documents), or result in an acceleration of indebtedness under or pursuant to (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law, except for conflicts, violations, breaches, defaults, consent requirements, Lien impositions or the acceleration of indebtedness that could not result in a Material Adverse Effect. Immediately after consummation of the Offering and the transactions contemplated in the Documents, no Default or Event of Default (each, as defined in the Indenture) will exist.

(m) No consent, approval, authorization or order of any Governmental Authority, or third party is required for the issuance and sale by the Issuers of the Units to the Initial Purchaser or the consummation by the Issuers of the other transactions contemplated hereby, except such as have been obtained and such as will be obtained under the Act and Trust Indenture Act and such as may be required under foreign securities laws or state securities or "Blue Sky" laws in connection with the purchase and resale of the Units by the Initial Purchaser.

(n) Except as disclosed in the Final Offering Circular, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, "Proceedings"), pending or, to the knowledge of the Issuers, threatened, that either (i) seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or any of the transactions contemplated therein, or (ii) would, individually or in the aggregate, have a Material Adverse Effect. The Issuers are not subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.

(o) The Company and its respective Subsidiaries possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all Governmental Authorities, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Final Offering Circular ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its Subsidiaries have fulfilled and performed all of their obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit except where such revocation, termination or material impairment would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor its respective Subsidiaries have received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Offering Circular or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(p) Each of the Company and its Subsidiaries has good and marketable title to all personal property owned by it and good and indefeasible title to all leasehold estates in real and personal property being leased by it and, as of the Closing Date, will be free and clear of all Liens (other than Permitted Liens (as defined in the Indenture)). All Applicable Agreements to which the Company or any of its Subsidiaries is a party or by which any of them is bound are valid and enforceable against each of the Company or such Subsidiary, as applicable, and are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

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(q)      Except as set forth on Schedule II attached hereto, all Tax returns required to be filed (taking into account all applicable extensions) by the Company and each of its Subsidiaries have been filed and all such returns are true, complete and correct in all material respects. All material Taxes that are due from the Company and its respective Subsidiaries have been paid other than those (i) currently payable without penalty or interest or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles of the United States, consistently applied ("GAAP"). To the knowledge of the Company, after reasonable inquiry, there are no proposed Tax assessments against the Company or any of its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. The accruals and reserves on the books and records of the Company and its respective Subsidiaries in respect of any material Tax liability for any period not finally determined are adequate to meet any assessments of Tax for any such period. For purposes of this Agreement, the term "Tax" and "Taxes" shall mean all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

(r) Each of the Company and its Subsidiaries owns, or is licensed under, and has the right to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property") necessary for the conduct of its businesses and, as of the Closing Date, will be free and clear of all Liens, other than Permitted Liens (as defined in the Indenture). To the Company's knowledge, no claims or notices of any potential claim have been asserted by any person challenging the use of any such Intellectual Property by the Company or any of its Subsidiaries or questioning the validity or effectiveness of the Intellectual Property or any license or agreement related thereto (other than any claims that, if successful, would not, individually or in the aggregate, have a Material Adverse Effect). To the Company's knowledge, the use of such Intellectual Property by the Company or any of its Subsidiaries will not infringe on the Intellectual Property rights of any other person.

(s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(t) The audited consolidated financial statements and related notes of the Company contained in the Final Offering Circular (the "Financial Statements") present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries, as of the respective dates and for the respective periods to which they apply and have been prepared in accordance with GAAP and comply as to form with the requirements of Regulation S-X of the Act. The financial data set forth under "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" included in the Final Offering Circular has been prepared on a basis consistent with that of the Financial Statements and present fairly in all material respects the financial position and results of operations of the Company and its consolidated Subsidiaries as of the respective dates and for the respective periods indicated. All other financial, statistical, and market and industry-related data included in the Final Offering Circular are fairly and accurately presented in all material respects and are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

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(u)      Subsequent to the respective dates as of which information is given in the Final Offering Circular, except as disclosed in the Final Offering Circular, (i) neither the Company nor any of its Subsidiaries has (x) incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Company, or (y) has entered into any transactions not in the ordinary course of business which are material with respect to the Company and its Subsidiaries considered as one enterprise, (ii) there has not been any material decrease in the capital stock or any material increase in long-term indebtedness or any material increase in short-term indebtedness of the Company, or any payment of or declaration to pay any dividends or any other distribution with respect to the Company, and (iii) there has not been any material adverse change in the business, prospects, results of operations or financial condition of the Company and its Subsidiaries in the aggregate (each of clauses (i), (ii) and (iii), a "Material Adverse Change").

(v) No "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Act) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company retaining any rating assigned to the Company or any of its Subsidiaries or to any securities of the Company or any of its Subsidiaries, or (ii) has indicated to the Company that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of the Company or any of its Subsidiaries or any securities of the Company or any of its Subsidiaries.

(w) All indebtedness represented by the Notes is being incurred for the purposes set forth in the Final Offering Circular under the heading "Use of Proceeds." On the Closing Date, the Issuers will be solvent. As used in this paragraph, "solvent" means, with respect to a particular date, that on such date the present fair market value (present fair saleable value) of the assets of each the Issuers is not less than the total amount required to pay the probable liabilities of the Issuers on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, the Issuers are able to realize upon their assets and pay their debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, assuming the sale of the Units as contemplated by this Agreement and the Final Offering Circular, the Issuers are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature, and the Issuers are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Issuers are engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(x) The Issuers have not and, to their knowledge, no one acting on their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Units or Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Units, or (iii) except as disclosed in the Final Offering Circular, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuers.

(y) Without limiting any provision herein, no registration under the Act and no qualification of the Indenture under the TIA is required for the sale of the Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are QIBs or Accredited Investors or non-U.S. persons and (ii) the accuracy of the Initial

         Purchaser's representations contained herein regarding the absence of general solicitation in connection with the sale of the Units to the Initial Purchaser and in the Exempt Resales.

(z) The Units and Notes are eligible for resale pursuant to Rule 144A under the Act and no other securities of the Issuers are of the same class (within the meaning of Rule 144A under the Act) as the Units or Notes and listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system. No securities of the Issuers of the same class as the Units or Notes have been offered, issued or sold by the Issuers or any of their respective Affiliates within the six-month period immediately prior to the date hereof.

(aa) Neither of the Issuers nor any of their respective affiliates or other person acting on behalf of the Company has offered or sold the Units by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Units sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act, and the Company, any affiliate of the Issuers and any person acting on behalf of the Company have complied with and will implement the "offering restrictions" within the meaning of such Rule 902; provided, that no representation is made in this subsection with respect to the actions of the Initial Purchaser.

(bb) Each of the Company, its Subsidiaries, and each ERISA Affiliate has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to each "pension plan" (as defined in Section 3(2) of ERISA), subject to Section 302 of ERISA which the Company, its Subsidiaries, or any ERISA Affiliate sponsors or maintains, or with respect to which it has (or within the last three years had) any obligation to make contributions, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the Code. Neither the Company, its Subsidiaries, nor any ERISA Affiliate has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. "ERISA Affiliate" means a corporation, trade or business that is, along with the Company or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Section 414 of the Code or Section 4001 of ERISA.

(cc) (i) Other than the collective bargaining agreements listed on Schedule III attached hereto, neither the Company nor any of the Subsidiary Guarantors is party to or bound by any collective bargaining agreement with any labor organization; (ii) there is no union representation question existing with respect to the employees of the Company or the Subsidiary Guarantors, and, to the knowledge of the Company, no union organizing activities are taking place that, could, individually or in the aggregate, have a Material Adverse Effect; (iii) to the Company's knowledge, no union organizing or decertification efforts are underway or threatened against the Company or the Subsidiary Guarantors that, could, individually or in the aggregate, have a Material Adverse Effect; (iv) no labor strike, work stoppage, slowdown, or other labor dispute is pending against the Company or the Subsidiary Guarantors, or, to the knowledge of the Company, threatened against the Company or the Subsidiary Guarantors that, could, individually or in the aggregate, have a Material Adverse Effect; (iv) there is no worker's compensation liability, experience or matter that, could, individually or in the aggregate, have a Material Adverse Effect; (v) to the knowledge of the Company, there is no threatened or pending liability against the Company or the Subsidiary Guarantors pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN"), or any similar state or local law that, could, individually or in the aggregate, have a Material ---- Adverse Effect; (vi) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending against the Company or the Subsidiary Guarantors that could, individually or in the aggregate, have a Material Adverse Effect; (vii) to the knowledge of the Company, no employee or agent of the Company or the Subsidiary Guarantors has committed any act or omission giving rise to liability for any violation identified in subsection (v) and (vi) above, other than such acts or omissions that could not, individually or in the aggregate, have a Material Adverse Effect; and (viii) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreement that is contrary to the express terms of any applicable collective bargaining agreement other than such term or condition that, could not, individually or in the aggregate, have a Material Adverse Effect.

(dd) None of the transactions contemplated in the Documents will violate or result in a violation of Section 7 of the Exchange Act, (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System).

(ee) Neither of the Issuers is nor, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Final Offering Circular, will be an "investment company" as defined in the Investment Company Act of 1940.

(ff) The Company has not engaged any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Offering or any of the transactions contemplated in the Documents, and the Issuers are not under any obligation to pay any broker's fee or commission in connection with such transactions (other than commissions or fees to the Initial Purchaser).

(gg) Each of the Company and its Subsidiaries is (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of the environment or hazardous or toxic substances of wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its respective businesses and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Neither the Company nor any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(hh) Except as provided by the Company's Credit Agreements or as described in the Final Offering Circular, as of the Closing Date, there will be no encumbrances or restrictions on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary's capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary of the Company or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company.

(ii)     (a)      Upon:

            (i) execution and delivery of the Collateral Agreements by the Issuers and the Subsidiary Guarantors parties thereto and the Collateral Agent (as defined therein), compliance by the Issuers and the Subsidiary Guarantors with their respective obligations thereunder and execution and delivery of the Intercreditor Agreement by the Administrative Agent, the Collateral Agent and the Term Loan Lender (as defined in the Offering Circular); and

                           (A) in the case of Collateral (as defined in the Security Agreement) comprised of certificated securities or instruments, upon the delivery of such Collateral to the Administrative Agent accompanied by transfer instruments duly endorsed in blank, such security interest will be a valid first priority perfected security interest; provided, however, that the perfection and priority of such security interest is subject to the terms and conditions of the Intercreditor Agreement;

                           (B) in the case of Collateral comprised of uncertificated securities and other investment property (other than certificated securities), upon the Administrative Agent obtaining sole "control" (as defined in Section 8-106 of the U.C.C., as such term relates to investment property (other than certificated securities or commodity contracts), or as used in Section 9-106 of the U.C.C., as such term relates to commodity contracts) of such Collateral and the filing of the Uniform Commercial Code financing statements delivered by the Company and each Subsidiary Guarantor having an interest in such Collateral to the Collateral Agent with respect to such Collateral, such security interest will be a valid first priority perfected security interest; provided, however, that the perfection and priority of such security interest is subject to the terms and conditions of the Intercreditor Agreement;

                           (C) in the case of all other Collateral, in which a security interest can be perfected by filing a Uniform Commercial Code financing statement, upon the filing in the jurisdiction of incorporation or formation of the Company and each Subsidiary Guarantor Uniform Commercial Code financing statements delivered by the Company and each Subsidiary Guarantor to the Collateral Agent with respect to such Collateral, such security interest will be a valid first priority perfected security interest (except to the extent a Uniform Commercial Code financing statement was previously filed in connection with Liens permitted pursuant to Section
                                    4.17 of the Indenture and such financing statement remains effective in respect of such Collateral); provided, however, that the perfection and priority of such security interest is subject to the terms and conditions of the Intercreditor Agreement;

                           (D) in the case of the security interest described in the instrument of charge delivered by MSXI Limited pursuant to the Indenture, registration of the instrument of charge under Section 395 of the Companies Act 1985 (UK) and delivery of notices, in form and substance satisfactory to the Collateral Agent, to all third party obligors in respect of such accounts receivable the subject of the security interest; provided, however, that perfection and priority of such security interest is subject to the terms and conditions of the Intercreditor Agreement, the security interest of the Collateral Agent in the Collateral (as defined in the Collateral Agreements) will be a valid and enforceable perfected security interest, which security interests will be superior to and prior to the rights of all third persons other than holders of Permitted Liens, subject to the terms and conditions of the Intercreditor Agreement.

         (b) As of the Closing Date, except with respect to Permitted Liens, there will be no currently effective financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future Lien on, or security interest in, any assets or property of the Company or any Subsidiary Guarantor or any rights thereunder.

(jj) Each certificate signed by any officer of the Company, or any Subsidiary thereof, delivered to the Initial Purchaser in connection with the offering of the Units shall be deemed a representation and warranty by the Company or any such Subsidiary thereof (and not individually by such officer) to the Initial Purchaser with respect to the matters covered thereby.

(kk) Each of the Company and each of its respective Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance insuring the Company or any of its respective Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. The Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects, and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

                  5. COVENANTS OF THE COMPANY. The Issuers, on behalf of themselves and their Subsidiaries, hereby agree:

(a) To (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Units or Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, or (B) the happening of any event during the period referred to in Section 5(d) that makes any statement of a material fact made in the Final Offering Circular untrue or that requires the making of any additions to or changes in the Final Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its commercially reasonable efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Units or Notes under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Units or Notes under any such laws, use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(b) To (i) furnish the Initial Purchaser, without charge, as many copies of the Final Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser's reasonable request, any amendment or supplement to the Final Offering Circular that the Initial Purchaser, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Issuers hereby consent to the use of the Preliminary Offering Circular and the Final Offering Circular, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

(c) Not to amend or supplement the Final Offering Circular prior to the Closing Date unless the Initial Purchaser shall previously have been advised thereof and shall have provided its written consent thereto (which consent shall not be unreasonably withheld or delayed).

(d) So long as the Initial Purchaser shall hold any of the Units (or underlying Notes) (as determined by the Initial Purchaser), (i) if any event shall occur as a result of which, in the reasonable judgment of the Company, it becomes necessary or advisable to amend or supplement the Final Offering Circular in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Final Offering Circular to comply with Applicable Law, to notify the Initial Purchaser of any such event and to prepare, at the expense of the Company, an appropriate amendment or supplement to the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Final Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Final Offering Circular will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Final Offering Circular so that the Final Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Act, to prepare an appropriate amendment or supplement to the Final Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Final Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e) To cooperate with the Initial Purchaser and the Initial Purchaser's counsel in connection with the qualification of the Units and Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided that the Issuers shall not be obligated to file any general consent to service of process or to qualify as foreign corporations or as dealers in securities in any jurisdiction in which they are not otherwise so subject.

(f) Whether or not any of the Offering or the transactions contemplated under the Documents are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes (other than federal, state, or local taxes of the Initial Purchaser) incident to and in connection with: (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Final Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, (B) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Units, (D) the qualification of the Units for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchaser's counsel relating to such registration or qualification) and (E) furnishing such copies of the Preliminary Offering Circular and the Final Offering Circular, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser, (ii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company,
         (iii) all expenses and listing fees in connection with the application for quotation of the Notes on the Private Offerings, Resales and Trading Automated Linkages ("PORTAL") market,

         (iv) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Units and Notes by DTC for "book-entry" transfer, (v) all fees charged by rating agencies in connection with the rating of the Notes, and (vi) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and all collateral agents. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Initial Purchaser set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than in each such case solely by reason of a default by the Initial Purchaser on its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchaser in cash upon demand for all fees, disbursements and out-of-pocket expenses. Except as set forth in paragraph (D) above, the Company shall not be responsible for any fees, disbursements or charges of counsel for the Initial Purchaser in connection with the proposed purchase and sale of the Units.

(g) To use the proceeds of the Offering in all material respects as described in the Final Offering Circular under the caption "Use of Proceeds."

(h) To do and perform all things required to be done and performed by the Company and its Subsidiaries under the Documents prior to and after the Closing Date.

(i) Not to, and to ensure that no affiliate (as defined in Rule 501(b) of the Act) of the Issuers will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Units or Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or to the Subsequent Purchasers of the Units or Notes.

(j) For so long as any of the Notes remain outstanding, during any period in which the Issuers are not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Notes in connection with any sale thereof and any prospective Subsequent Purchasers of such Notes from such owner, the information required by Rule 144A(d)(4) under the Act.

(k) To comply with the representation letter of the Issuers to DTC relating to the approval of the Units and Notes by DTC for "book entry" transfer.

(l) To use their reasonable best efforts to assist the Initial Purchaser in effecting the inclusion of the Units and, if applicable, Notes in PORTAL.

(m) For so long as any of the Notes remain outstanding, the Company will furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the SEC or any national securities exchange on which any class of securities of the Company may be listed.

(n) Except in connection with the Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on their behalf to, (i) distribute any offering material in connection with the offer and sale of the Units other than the Preliminary Offering Circular and the Final Offering Circular and any amendments and supplements to the Final Offering Circular prepared in compliance with this Agreement, or (ii) solicit any offer to buy or offer to sell the Units by means of any form of general solicitation or general advertising

         (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(o) During the two year period after the Closing Date (or such shorter period as may be provided for in Rule 144(k) under the Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either of the Issuers or any other affiliates (as defined in Rule 144A under the Act) controlled by the Company to, resell any of the Units or Notes which constitute "restricted securities" under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries of the Company or any other affiliates (as defined in Rule 144A under the Act) controlled by the Company, except pursuant to an effective registration statement under the Act.

(p) The Company shall pay all stamp, documentary and transfer taxes (other than federal, state or local income taxes of the Initial Purchaser) and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the Units or Notes or the sale thereof to the Initial Purchaser.

                  6. REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASER. The Initial Purchaser represents and warrants that:

(a) It is a QIB as defined in Rule 144A under the Act and it will offer the Units for resale only upon the terms and conditions set forth in this Agreement and in the Final Offering Circular.

(b) It is not acquiring the Units with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction. In connection with the Exempt Resales, it will solicit offers to buy the Units only from, and will offer and sell the Units only to, (A) persons reasonably believed by the Initial Purchaser to be QIBs or (B) persons reasonably believed by the Initial Purchaser to be Accredited Investors or (C) non-U.S. persons reasonably believed by the Initial Purchaser to be a purchaser referred to in Regulation S under the Act; provided, however, that in purchasing such Units, such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Offering Circular.

(c) No form of general solicitation or general advertising in violation of the Act has been or will be used nor will any offers in any manner involving a public offering within the meaning of Section 4(2) of the Act or, with respect to Units to be sold in reliance on Regulation S, by means of any directed selling efforts be made by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Units.

(d) The Initial Purchaser will deliver to each Subsequent Purchaser of the Units, in connection with its original distribution of the Units, a copy of the Final Offering Circular, as amended and supplemented at the date of such delivery.

                  7. CONDITIONS. The obligations of (i) the Initial Purchaser to purchase the Units under this Agreement and (ii) the Issuers to issue and sell the Units under this Agreement are subject to the satisfaction or waiver of the conditions set forth below.

                  The obligations of the Initial Purchaser to purchase the Units under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

(a) All the representations and warranties of the Issuers and their Subsidiaries contained in this Agreement and in each of the Documents shall be true and correct as of the date hereof and at the

         Closing Date. On or prior to the Closing Date, the Issuers and each other party to the Documents (other than the Initial Purchaser) shall have performed or complied with all of the agreements and satisfied all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Documents (other than conditions to be satisfied by such other parties, which the failure to so satisfy would not, individually or in the aggregate, have a Material Adverse Effect).

(b) No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the consummation of the Offering or any of the transactions contemplated under the Documents; and no stop order suspending the qualification or exemption from qualification of any of the Units in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Issuers after reasonable inquiry, be pending or contemplated as of the Closing Date.

(c) No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of the Offering or any of the transactions contemplated under the Documents. No Proceeding shall be pending or, to the knowledge of the Issuers after reasonable inquiry, threatened other than Proceedings that (A) if adversely determined would not, individually or in the aggregate, adversely affect the issuance or marketability of the Units, and (B) would not, individually or in the aggregate, have a Material Adverse Effect.

(d) Subsequent to the respective dates as of which data and information is given in the Final Offering Circular, there shall not have been any Material Adverse Change.

(e) The Units shall have been designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL market.

(f) On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of the Issuers or any securities of the Issuers (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any adverse change, nor shall any notice have been given of any potential or intended adverse change, in the outlook for any rating of the Issuers or any securities of the Issuers by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(g)      The Initial Purchaser shall have received on the Closing Date:

         (i) certificates dated the Closing Date, signed by (1) a Vice President, or where appropriate, a Director and (2) the principal financial or accounting officer of the Company, or where appropriate, a Director on behalf of the Issuers, to the effect that (a) the representations and warranties set forth in Section 4 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (b) the Issuers have complied with all agreements and satisfied all conditions in all material respects on their part to be performed or satisfied at or prior to the Closing Date, (c) at the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof) no event or events have occurred, no information has become known to the Issuers nor does any condition exist that, individually or in the aggregate, would have a Material Adverse Effect, (d) since the date of the most recent financial statements in the Final Offering Circular (exclusive of any amendment or supplement thereto after the date hereof), other than as described in the Final Offering Circular or contemplated hereby, neither the Company nor any Subsidiary of the Company has incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, that would have a Material Adverse Effect or entered into any transactions not in the ordinary course of business that would have a Material Adverse Effect, and there has not been any change in the capital stock or long-term indebtedness of the Company or any Subsidiary of the Company that is material to the business, condition (financial or otherwise) or results of operations or prospects of the Company and its Subsidiaries, taken as a whole, and (e) the sale of the Units or Notes has not been enjoined (temporarily or permanently) by a Government Authority with applicable jurisdiction;

         (ii) a certificate, dated the Closing Date, executed by the Secretary or where appropriate, a Director of each of the Issuers and each Subsidiary Guarantor, certifying such matters as the Initial Purchaser may reasonably request;

         (iii) a certificate of solvency, dated the Closing Date, executed by the principal financial or accounting officer or where appropriate, a Director of each of the Issuers substantially in the form previously approved and reasonably requested by the Initial Purchaser;

         (iv) The Initial Purchaser shall have received substantially contemporaneously with the Closing a copy of the receipt of the Payoff Letter from Bank One, N.A;

         (v) the opinions of Dechert LLP, counsel to the Company, dated the Closing Date, in the form of Exhibit A attached hereto;

         (vi) the opinion of a local counsel to MSXI Limited, dated the closing date, reasonably satisfactory to the Initial Purchaser and counsel to the Initial Purchaser;

         (vii) the opinion of local counsel to the Company in Michigan and Missouri, reasonably satisfactory to the Initial Purchaser and counsel to the Initial Purchaser; and

         (viii) an opinion, dated the Closing Date, of Mayer, Brown, Rowe & Maw LLP, counsel to the Initial Purchaser, in form satisfactory to the Initial Purchaser covering such matters as are customarily covered in such opinions.

(h) The Initial Purchaser shall have received from PricewaterhouseCoopers LLP, independent auditors, with respect to the Company, (A) a customary comfort letter, dated the date of the Final Offering Circular, in form and substance reasonably satisfactory to the Initial Purchaser, with respect to the financial statements and certain financial information contained in the Final Offering Circular, and (B) a customary comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser, to the effect that PricewaterhouseCoopers LLP reaffirms the statements made in its letter furnished pursuant to clause (A).

(i) Each of the Documents shall have been executed and delivered by all parties thereto, and the Initial Purchaser shall have received a fully executed original of each Document.

(j) The Initial Purchaser shall have received copies in form and substance reasonably satisfactory to it of all opinions, certificates, letters and other documents delivered or required to be delivered under or in connection with the Offering or any transaction contemplated in the Documents.

(k) The terms of each Document shall conform in all material respects to the description thereof in the Final Offering Circular.

(l) The Collateral Agent shall have received (with a copy for the Initial Purchaser) on the Closing Date:

         (i) appropriately completed copies of Uniform Commercial Code financing statements naming the Company and each Subsidiary Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Collateral Agent and its counsel, desirable to perfect the security interests of the Collateral Agent pursuant to the Security Agreement;

         (ii) appropriately completed copies of Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Permitted Liens) of any Person in any collateral described in any Security Agreement previously granted by any Person;

         (iii) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party reasonably acceptable to the Collateral Agent, dated a date reasonably near to the Closing Date, listing all effective financing statements which name the Company or any Subsidiary Guarantor (under its present name and any previous names) as the debtor, together with copies of such financing statements (none of which shall cover any collateral described in any Collateral Agreement, other than such financing statements that evidence Permitted Liens);

         (iv) such other approvals, opinions, or documents as the Collateral Agent may reasonably request in form and substance reasonably satisfactory to the Collateral Agent; and

         (v)      the Collateral Agent and its counsel shall be satisfied that
                  (i) the Lien granted to the Collateral Agent, for the benefit of the Secured Parties in the collateral described above is of the priority described in the Final Offering Circular; and
                  (ii) no Lien exists on any of the collateral described above other than the Lien created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to a Collateral Agreement, in each case subject to the Permitted Liens.

(m) All Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code Form UCC-3 termination statements required pursuant to clause (l)(i) and (ii) above (collectively, the "Filing Statements") shall have been delivered to CT Corporation System or another similar filing service company acceptable to the Collateral Agent (the "Filing Agent"). The Filing Agent shall have acknowledged in a writing reasonably satisfactory to the Collateral Agent and its counsel (i) the Filing Agent's receipt of all Filing Statements, (ii) that the Filing Statements have either been submitted for filing in the appropriate filing offices or will be submitted for filing in the appropriate offices within ten days following the Closing Date and (iii) that the Filing Agent will notify the Collateral Agent and its counsel of the results of such submissions within 30 days following the Closing Date.

                  The obligations of the Issuers to issue and sell the Units under this Agreement are subject to the satisfaction or waiver of the condition that the Company shall have received a fairness opinion from Jefferies & Company, Inc. relating to the issuance and sale of the mezzanine term notes and a warrant for shares of Class A common stock of the Company to Citicorp Mezzanine III, L.P.

                  8.       INDEMNIFICATION AND CONTRIBUTION.

(a) The Issuers agree to indemnify and hold harmless the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

         (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto; or

         (ii) the omission or alleged omission to state, in any Offering Circular or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         and, subject to the provisions hereof, will reimburse promptly upon demand, the Initial Purchaser and each such controlling person for any legal or other expenses reasonably incurred by the Initial Purchaser or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof; provided, however, the Issuers will not be liable in any such case to the extent (but only to the extent) that any such loss, claim, damage or liability is finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from any untrue statement or alleged untrue statement or omission or alleged omission made in any Offering Circular or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Issuers by the Initial Purchaser specifically for use therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers shall not be liable under this Section 8 for any settlement of any claim or action effected without their prior written consent, which shall not be unreasonably withheld; and provided further, however, that this indemnity, as to the Preliminary Offering Circular, shall not inure to the benefit of the Initial Purchaser (or any person controlling such Initial Purchaser) on account of any loss, claim, damage or liability arising from the sale of Units or Notes to any person by such Initial Purchaser if such Initial Purchaser failed to send or give a copy of the Final Offering Circular (as the same may be supplemented or amended) to such person at or prior to the written confirmation of the sale of the Units or Notes to such person, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact in such Preliminary Offering Circular was corrected in the Final Offering Circular, unless such failure resulted from noncompliance by the Issuers with Section 5(b).

(b) The Initial Purchaser agrees to indemnify and hold harmless each of the Issuers, their directors, officers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are finally judicially determined by a court of competent jurisdiction in a final, unappealable judgment, to have resulted solely from (i) any untrue statement or alleged untrue statement of any material fact contained in any Offering Circular or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Offering Circular or any amendment or supplement thereto or necessary to make the statements therein not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Issuers or their agents by the Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, promptly upon demand, any legal or other expenses incurred by the Issuers or any such director, officer or controlling person in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties.

(c) As promptly as reasonably practical after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under paragraph
         (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may determine, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest under applicable standards of professional responsibility, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of paragraph (a) of this Section 8 or the Issuers in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

(d) No indemnifying party shall be liable under this Section 8 for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or the Initial Purchaser, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f) The Issuers and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to the immediately preceding paragraph (e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of the immediately preceding paragraph (e). Notwithstanding any other provision of this Section 8, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of the immediately preceding paragraph (e), each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchaser, and each director of the Issuers, each officer of the Issuers and each person, if any, who controls the Issuers within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

                  9. TERMINATION. The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Issuers if any of the following has occurred:

(a) since the date hereof, any Material Adverse Effect or development involving or reasonably expected to result in a prospective Material Adverse Effect that could, in the Initial Purchaser's reasonable judgment, be expected to (i) make it impracticable or inadvisable to proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Final Offering Circular, or (ii) materially impair the investment quality of any of the Units (or underlying Notes);

(b)      the failure of the Issuers to satisfy the conditions contained in
         Section 7(a) hereof on or prior to the Closing Date;

(c) any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchaser's judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Units on the terms and in the manner contemplated in the Final Offering Circular or to enforce contracts for the sale of any of the Units;

(d) the suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchange or NASDAQ National Market;

(e) the enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchaser's counsel's reasonable opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the business, prospects, results of operations or financial condition of the Company and its subsidiaries, taken as a whole;

(f) any securities of the Issuers shall have been downgraded or placed on any "watch list" for possible downgrading by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act; or

(g) the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by United States Federal or New York State authorities after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser's opinion could reasonably be expected to have a Material Adverse Effect on the financial markets in the United States.

                  10. SURVIVAL OF REPRESENTATIONS AND INDEMNITIES. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements, representations and warranties of the Issuers set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Units, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, (ii) acceptance of the Units, and payment for them hereunder, and (iii) any termination of this Agreement.

                  11. DEFAULT BY THE INITIAL PURCHASER. If the Initial Purchaser shall breach its obligations to purchase the Units that it has agreed to purchase hereunder on the Closing Date and arrangements satisfactory to the Issuers for the purchase of such Units are not made within 36 hours after such default, this Agreement shall terminate with respect to such Initial Purchaser without liability on the part of the Issuers. Nothing herein shall relieve the Initial Purchaser from liability for its default.

                  12. INFORMATION SUPPLIED BY THE INITIAL PURCHASER. The statements set forth on the cover page with respect to price and in the first and second sentences of the third paragraph, the fifth and sixth sentences of the fifth paragraph and the first and second sentences of the sixth paragraph under the heading "Plan of Distribution" in the Offering Circular (to the extent such statements relate to the Initial Purchaser) constitute the only information furnished by the Initial Purchaser to the Issuers or their Subsidiaries for the purposes of Sections 2(a) and 9 hereof.

                  13.      MISCELLANEOUS.

(a) Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: MSX International, Inc., 22355 West Eleven Mile Road, Southfield, MI 48034 Attention:
         Corporate Legal Department with a copy to: Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, Attention:
         Craig L. Godshall, Esq.; (ii) if to MSXI Limited, to: MSX International Limited, 22355 West Eleven Mile Road, Southfield, MI 48034 Attention:
         Corporate Legal Department with a copy to: Dechert LLP, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103, Attention:
         Craig L. Godshall, Esq.; and (iii) if to the Initial Purchaser, to:
         Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025, Attention: Lloyd H. Feller, Esq. with a copy to: Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019-5820, Attention: Ronald S. Brody, Esq., (or in any case to such other address as the person to be notified may have requested in writing).

(b) This Agreement has been and is made solely for the benefit of and shall be binding upon the Issuers, the Initial Purchaser and, to the extent provided in Section 8 hereof, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Units or Notes from the Initial Purchaser merely because of such purchase.

(c) THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(d) This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

(e) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g) This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

                  Please confirm that the foregoing correctly sets forth the agreement between the Issuers and the Initial Purchaser.

                                    Very truly yours,

                                    MSX INTERNATIONAL, INC.

                                    By: /s/ Frederick K. Minturn
                                        ----------------------------------------
                                    Name:  Frederick K. Minturn
                                    Title: Executive Vice President &
                                           Chief Financial Officer

                                    MSX INTERNATIONAL LIMITED

                                    By: /s/ Frederick K. Minturn
                                        ----------------------------------------
                                    Name:  Frederick K. Minturn
                                    Title: Director

Accepted and Agreed to:
JEFFERIES & COMPANY, INC.

By: /s/ Douglas R. Speegle
    ---------------------------
    Name:  Douglas R. Speegle
    Title: Managing Director


                                                              PURCHASE AGREEMENT

                                                                      SCHEDULE I

                              LIST OF SUBSIDIARIES

MSX International (Holdings), Inc.

MSX International Services (Holdings), Inc.

MSX International European (Holdings), L.L.C.

MSX International DealerNet Services, Inc.

MSX International Business Services, Inc.

Creative Technology Services, L.L.C.

MSX International Technology Services, Inc.

MSX International Engineering Services, Inc.

Intranational Computer Consultants, Inc.

Programming Management & Systems, Inc.

Chelsea Computer Consultants, Inc.

Millennium Computer Systems, Inc.

Management Resources International, Inc.

Pilot Computer Services, Incorporated

MSX International Platform Services, LLC

MegaTech Academy, Inc.

MegaTech Engineering, Inc.

MSX International Strategic Technology, Inc.

                                                                     SCHEDULE II

         1. Returns required to be filed by MSX International DealerNet Services B.V.

         2. Returns required to be filed by MSX International Holdings Limited.

                                                                    SCHEDULE III

         1. Agreement by and between MSX International, Inc. and Local #282 International Union United Automobile, Aerospace and Agricultural Implement Workers of America dated May 1, 2001 to May 12, 2004;

         2. Agreement by and between MSX International and the International Association of Machinists and Aerospace Workers, AFL-CIO and its affiliate the Warren Local Lodge PM2848, AFL-CIO dated September 9, 2001 to September 9, 2004; and

         3. Agreement by and between MSX International and the International Association of Machinists and Aerospace Workers, AFL-CIO and its affiliated Warren Local Lodge PM2848, AFL-CIO dated March 6, 2002 to March 7, 2005.

                                                                       EXHIBIT A

                               FORM OF OPINIONS OF
                                   DECHERT LLP

July __, 2003

Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, CA 90025

Re: MSX International, Inc.

Gentlemen and Ladies:

We have acted as counsel to MSX International, Inc., a Delaware corporation (the "Company"), and the subsidiary guarantors listed on Schedule I attached hereto (the "Subsidiary Guarantors"), including the Subsidiary Guarantors incorporated in the States of Delaware, California and New York (the "Corporate Subsidiary Guarantors," and together with the Company, the "Corporate Opinion Parties") and the Subsidiary Guarantors formed as limited liability companies in the State of Delaware (the "LLC Subsidiary Guarantors," and together with the Corporate Opinion Parties, the "Opinion Parties"), in connection with the Purchase Agreement dated July __, 2003 (the "Purchase Agreement"), by and among the Company and Jefferies & Company, Inc. (the "Initial Purchaser") pursuant to which the Company and MSXI Limited have sold to the Initial Purchaser on the date hereof an aggregate of $100,000,000 principal amount of its % Senior Secured Units due 2007 (the "Units"). Capitalized terms used and not otherwise defined herein have the meanings specified in the Purchase Agreement. This letter is delivered to you pursuant to Section 7(g)(v) of the Purchase Agreement.

We have examined originals or copies of corporate documents and records of the Opinion Parties, certificates of public officials and other such agreements, instruments and other documents as we have deemed necessary or appropriate for purposes of the opinions expressed below. With respect to certain factual matters material to our opinions, we have, to the extent that such facts were not independently established by us, relied upon representations of the Company in the Purchase Agreement and on certificates or comparable documents of officers and representatives of the Opinion Parties and public officials. We have examined the corporate actions taken by the Opinion Parties in connection with the authorization, execution and delivery of the Purchase Agreement and the other Documents (as defined below), and have made such inquiry of officers and directors of the Company as we have deemed necessary and appropriate. In making such examination and rendering the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents.

In rendering the opinions set forth below, we have also assumed that each of the parties to the Purchase Agreement, the registration rights agreement by and among the Company, the Subsidiary Guarantors (together with the Company, the "MSXI Parties") and the Initial Purchaser dated as of the date hereof (the "Registration Rights Agreement"), the indenture for the Units by and among the MSXI Parties and BNY Midwest Trust Company, as trustee (the "Trustee"), dated as of the date hereof (the "Indenture"), and the pledge and security agreement by and among the MSXI Parties and the Trustee dated as of the date hereof (the "Security Agreement" and together with the Purchase Agreement, the Registration Rights

Agreement, the Indenture, the Units and the Exchange Units to be issued in exchange for the Units, the "Documents") other than the Opinion Parties is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite power and authority and has taken the action necessary to deliver the Documents and to consummate the transactions contemplated thereby, and has duly authorized, executed and delivered the Documents, as applicable. In addition, we have assumed that each of the Documents constitutes legal, valid and binding obligations of each party thereto (other than the Opinion Parties), enforceable against such other party in accordance with their respective terms. Without limiting the generality of the foregoing, we have assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; and that the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations.

Our opinions as set forth herein are based on our consideration of only those statutes, rules, regulations and judicial decisions which, in our experience, are normally relevant in connection with the transactions contemplated by the Documents. Whenever our opinion in this letter with respect to the existence or absence of facts is qualified by the phrase "to our knowledge," "known to us" or "of which we are aware," we are referring to the current actual knowledge or awareness of Dechert LLP attorneys who have rendered substantive legal services to the Company in connection with the transactions contemplated by the Documents which knowledge has been obtained by such attorneys in such capacity. Except to the extent expressly set forth in this letter, we have not undertaken any independent investigation to determine the existence or absence of those facts, and no inference as to the knowledge of the existence or absence of those facts should be drawn from our representation of the Company.

Based upon the foregoing and subject to the assumptions and qualifications set forth above and hereinafter, we are of the opinion that:

         1. The Corporate Opinion Parties are duly incorporated, validly existing and in good standing under the laws of the State of Delaware, the State of California or the laws of the State of New York, as applicable.

         2. The LLC Subsidiary Guarantors are duly formed, validly existing and in good standing under the laws of the State of Delaware.

         3. The Corporate Opinion Parties have all requisite corporate power and corporate authority to carry on their businesses and to own, lease and operate their properties and assets as described in the Final Offering Circular and to execute, deliver and perform their obligations under the Documents, as applicable, and to consummate the transactions contemplated thereby. The LLC Subsidiary Guarantors have all requisite limited liability company power and limited liability company authority to carry on their businesses and to own, lease and operate their properties and assets as described in the Final Offering Circular and to execute, deliver and perform their obligations under the Documents, as applicable, and to consummate the transactions contemplated thereby.

         4. Based solely on a certification from the Secretary of State or similar government official of the jurisdiction of qualification of each of the MSXI Parties listed on Schedule II attached hereto, such MSXI Parties are duly qualified or licensed to do business and are in good standing as foreign corporations or foreign limited liability companies, as the case may be, authorized to do business in each jurisdiction set forth on Schedule II attached hereto, except where the failure to be so qualified could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         5. Based solely on our review of the stock transfer records and the minute books of the Corporate Subsidiary Guarantors, all of the outstanding shares of capital stock of each Corporate Subsidiary Guarantor have been duly authorized and validly issued, and to our knowledge, were not issued in violation of any preemptive or similar rights. To our knowledge, all of the outstanding shares of capital stock of each Corporate Subsidiary Guarantor are owned of record, directly or indirectly, by the Company and, to our knowledge, are free and clear of all security interests, liens, encumbrances, equities and claims or restrictions on transferability or voting, other than those imposed by the Act and the securities or "Blue Sky" laws of certain domestic or foreign jurisdictions and Permitted Liens as such term is defined in the Indenture.

         6. The Units are in the form contemplated by the Indenture. The execution, delivery and performance of the Units have been duly and validly authorized by the Company, and when executed, delivered and paid for in accordance with the terms of the Purchase Agreement and the Indenture (assuming the due authentication and delivery of the Units by the Trustee in accordance with the Indenture), will be the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, the Security Agreement and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms.

         7. The Guarantees are in the form contemplated by the Indenture. The Guarantees have been duly and validly authorized by each of the Corporate Subsidiary Guarantors and the LLC Subsidiary Guarantors (collectively, the "Opinion Party Subsidiary Guarantors") and, when the Units have been duly executed, issued and delivered by the Company in accordance with the terms of the Purchase Agreement and the Indenture, and the Indenture has been duly executed, issued and delivered by each of the MSXI Parties (assuming the due authentication of the Guarantees by the Trustee), will be legal, valid and binding obligations of each of the Opinion Party Subsidiary Guarantors, entitled to the benefits of the Indenture, the Security Agreement and the Registration Rights Agreement, and enforceable against each of the Opinion Party Subsidiary Guarantors in accordance with their terms.

         8. The execution, delivery and performance of the Exchange Units have been duly and validly authorized by the Company, and when executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authentication and delivery of the Exchange Units by the Trustee in accordance with the Indenture), will be the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, the Security Agreement and the Registration Rights Agreement, and enforceable against the Company in accordance with their terms.

         9. The guarantees of the Exchange Units have been duly and validly authorized by the each of the Opinion Party Subsidiary Guarantors, and when the Exchange Units have been duly executed, issued and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture, and the Indenture has been duly executed, issued and delivered by each of the MSXI Parties (assuming the due authentication and delivery of such guarantees by the Trustee in accordance with the Indenture), will be legal, valid and binding obligations of the Opinion Party Subsidiary Guarantors, entitled to the benefits of the Indenture, the Security Agreement and the Registration Rights Agreement, and enforceable against each of the Opinion Party Subsidiary Guarantors in accordance with their terms.

         10. Each of the Corporate Opinion Parties has all requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Registration Rights Agreement. Each of the LLC Subsidiary Guarantors has all requisite limited liability company power and limited liability company authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The execution, delivery and performance of the Registration Rights Agreement has been duly and validly authorized by each of the Opinion Parties. The Registration Rights Agreement, when executed and delivered by each MSXI Party, will constitute a legal, valid and binding obligation of each Opinion Party, enforceable against such Opinion Party in accordance with its terms.

         11. Each of the Corporate Opinion Parties has all requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Intercreditor Agreement. Each of the LLC Subsidiary Guarantors has all requisite limited liability company power and limited liability company authority to execute, deliver and perform its obligations under the Intercreditor Agreement. The execution, delivery and performance of the Intercreditor Agreement has been duly and validly authorized by each of the Opinion Parties. The Intercreditor Agreement, when executed and delivered by each MSXI Party, will constitute a legal, valid and binding obligation of each Opinion Party, enforceable against such Opinion Party in accordance with its terms.

         12. The Company has all requisite corporate power and corporate authority to execute, deliver and perform its obligations under the Purchase Agreement and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Purchase Agreement and the consummation of the transactions contemplated thereby by the Company has been duly and validly authorized by the Company. The Purchase Agreement has been duly and validly executed and delivered by the Company.

         13. The Indenture is in sufficient form for qualification under the TIA. Each of the Indenture and the Security Agreement has been duly and validly authorized by each Opinion Party that is a party thereto. Each of the Indenture and the Security Agreement, when executed and delivered by each MSXI Party that is a party thereto, will constitute a legal, valid and binding obligation of each MSXI Party, enforceable against such MSXI Party in accordance with its terms.

         14. When executed and delivered, the Documents will conform in all material respects to the descriptions thereof in the Final Offering Circular.

         15. To our knowledge, except as disclosed in the Final Offering Circular, there are no Proceedings pending or threatened, that either (i) seek to restrain, enjoin, prevent the consummation of, or otherwise challenge any of the Documents or any of the transactions contemplated therein, or (ii) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         16. No consent, approval, authorization or order of any Governmental Authority is required for the issuance and sale by the Company of the Units to the Initial Purchaser, the execution, delivery or performance by any Opinion Party of any Document to which it is a party or the consummation by any Opinion Party of the other transactions contemplated by the Purchase Agreement, except such as have been obtained and such as will be obtained under the Act and the Trust Indenture Act and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Units by the Initial Purchaser.

         17. Assuming the (a) accuracy of the representations and warranties and the performance of the agreements of the Company and each of the Subsidiary Guarantors and of the Initial Purchaser contained in the Purchase Agreement, (b) compliance by the Initial Purchaser with the offering and transfer procedures and restrictions described in the Documents, and (c) the accuracy of the representations and warranties made in accordance with the Documents by Subsequent Purchasers to whom the Initial Purchaser initially resells the Units, it is not necessary in connection with the offer, sale and delivery of the Units to register the Units under the Act or to qualify the Indenture under the TIA.

         18. Neither the execution, delivery or performance by any Opinion Party of the Documents to which it is a party nor the consummation of any transactions contemplated therein will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained) under, result in the imposition of a Lien on any assets of any Opinion Party (except pursuant to the Documents, the Security Agreement executed pursuant to the Credit Agreement, or the Third Lien Term Loan (as such term is defined in the Offering Circular)), or result in an acceleration of indebtedness under or pursuant to
(i) the Charter Documents of any Opinion Party, (ii) any material agreement set forth on Schedule III attached hereto, other than such breaches, violations or defaults that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (iii) any Applicable Law.

         19. The Issuers are not and, after giving effect to the offering and sale of the Units and the application of the proceeds therefrom as described in the Final Offering Circular, will not be an "investment company" as defined in the Investment Company Act of 1940.

         20.      (a)      The Security Agreement creates a valid and
enforceable security interest in favor of the Collateral Agent (as such term is defined in the Offering Circular) for the benefit of the Secured Parties (as defined in the Security Agreement) in those types of Collateral (as defined in the Security Agreement) in which a security interest may be created under
Article 9 of the Uniform Commercial Code as in effect in the State of New York (the "New York UCC") (such Collateral, the "Article 9 Collateral").(b) The Financing Statements naming each MSXI Party as debtor and the Collateral Agent as secured party to be filed in the filing offices in the States of Delaware, California, Michigan, Missouri and New York, as applicable, are in appropriate form for filing and, when duly filed in such filing offices, will result in the perfection of all security interests in all Article 9 Collateral which can be perfected under the Uniform Commercial Code as in effect in such State, by the filing of a financing statement in such State. No further action will be required in order to perfect such security interests and to preserve, protect and continue such perfection, except for the filing of periodic continuation statements with respect to such Financing Statements. To our knowledge, no mortgage, recording, registration, stamp or other similar tax or fee will be due upon the execution, delivery, recordation, filing or performance, as the case may be, of any financing statements referred to in this paragraph (19)(b), except nominal filing fees.

The foregoing opinions are subject to the following qualifications:

                  (A) The opinions expressed herein are limited by principles of equity which may limit the availability of certain rights and remedies and do not reflect the effect of bankruptcy, insolvency, fraudulent conveyance, receivership, reorganization, moratorium and other laws or decisions relating to or affecting debtors' obligations or creditors' rights generally. The opinions expressed above also do not reflect the effect of laws and equitable doctrines (including requirements that the parties to agreements act reasonably and in good faith and, with respect to collateral, in a commercially reasonable manner, and give reasonable notice prior to exercising rights and remedies) or the effect of the exercise of discretion of the court before which any proceeding may be brought, which may limit the availability of any particular remedy but which will not, in our judgment, make the remedies available to the Trustee and the Initial Purchaser under the Documents inadequate for the practical realization of the benefits of the security provided for in the Documents, except for the economic consequence of any delay which may be imposed thereby or result therefrom, and except that we express no opinion as to the rights of any of the parties to the Documents to accelerate the due dates of any payment due thereunder or to exercise other remedies available to them on the happening of a non-material breach of any such document or agreement.

                  (B) Without limiting the generality of the foregoing, we express no opinion with respect to: (1) the availability of specific performance or other equitable remedies for noncompliance with any of the provisions contained in the Documents; (2) the enforceability of provisions contained in the Documents relating to the effect of laws which may be enacted in the future;
(3) the enforceability of provisions in the Documents purporting to waive the effect of applicable laws; (4) the effectiveness of any power-of-attorney given under the Documents which is intended to bind successors and assigns which have not granted such powers by a power-of-attorney specifically executed by them;
(5) provisions that provide for the enforceability of the remaining terms and provisions of the applicable Document in circumstances in which certain other terms and provisions of such Documents are illegal or unenforceable; (6) provisions that provide that certain rights or obligations are absolute or unconditional; (7) provisions related to waivers of remedies (or the delay or omission of enforcement of remedies), disclaimers, liability limitations or limitation on the obligations of the Initial Purchaser, the Unitholders or the Trustee in circumstances in which a failure of condition or default by any Opinion Party is not material; or (8) the indemnification provisions of the Documents if and to the extent that such provisions are limited by federal or state securities laws or contravene public policy or might require indemnification or payments with respect to any litigation against a party to a Document determined adversely to the other party(ies) to such litigation, or any loss, cost or expense arising out of an indemnified party's gross negligence or willful misconduct or any violation by an indemnified party of statutory duties, general principles of equity or public policy.

                  (C) We have made no examination of and express no opinion with respect to: (1) the title to, ownership of or rights in personal property or fixtures; (2) the accuracy or sufficiency of any descriptions of Collateral, or of any financing statements intended to perfect any security interest in Collateral; (3) the validity or ownership of any trademarks, patents or licenses; (4) the existence or absence of any liens, charges or encumbrances on any Collateral; (5) except as expressly set forth in paragraphs 19(a) and 19(b), the perfection of any lien or security interest.

                                    (D)      In addition, the opinions in
paragraphs 19(a) and 19(b) are subject to the following exceptions:

                                             (i)      to the extent that
perfection of a lien or security interest in any Collateral is governed by the law of any jurisdiction other than the States of New York or Delaware, we express no opinion;

                                             (ii)     that with respect to any
Collateral which is or may become fixtures (within the meaning of Section 9-313 of the UCC), we express no opinion; and

                                             (iii)    that with respect to
transactions excluded from Article 9 of the UCC by Section 9-104 thereof, we express no opinion.

                                    (E)      In addition, the opinions in
paragraphs 19(a) and 19(b) are subject to (i) the limitations on perfection of security interests in proceeds resulting from the operation of Section 9-306 of the UCC; (ii) the limitations with respect to buyers in the ordinary course of business imposed by Sections 9-307 and 9-308 of the UCC; (iii) the limitations with respect to documents, instruments and securities imposed by Sections 8-302, 9-304 and 9-309 of the UCC; (iv) the provisions of Section 9-203 of the UCC relating to the time of attachment; and (v) Section 552 of Title 11 of the United States Code (the "Bankruptcy Code") with respect to any Collateral acquired by any Opinion Party subsequent to the commencement of a case against or by such Opinion Party under the Bankruptcy Code.

                  We do not purport to be experts in the Uniform Commercial Codes in effect in the States of Delaware, California, Michigan or Missouri, nor did we review official codifications of the Uniform

Commercial Codes in effect in the States of Delaware, California, Michigan or Missouri. We did, however, at your request, review standard compilations of the versions of the Uniform Commercial Code in effect in the States of Delaware, California, Michigan and Missouri and our opinions in paragraphs 19(a) and 19(b) above are based solely on these procedures and not upon any other review of the law of the States of Delaware, California, Michigan and Missouri.

                  The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York, and, to the extent relevant, the General Corporate Law of Delaware and the California Corporations Code that we have reviewed. We express no opinion concerning the laws of any other jurisdiction. In addition, we express no opinion concerning any state securities or blue sky laws.

                  This opinion speaks only as of the date hereof. We assume no obligation to advise the addressee (or any third party) of any changes in the law, documentation or facts that may occur after the date of this opinion.

                  Our opinions expressed herein are solely for your benefit and, without our express written consent, neither our opinion nor this opinion letter may be assigned, quoted, circulated or be furnished to or relied upon by any other person.

July __, 2003

Jefferies & Company, Inc.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, CA  90025

Re: MSX International, Inc.

Gentlemen and Ladies:

We have acted as counsel to MSX International, Inc., a Delaware corporation (the "Company"), in connection with the Purchase Agreement dated July __, 2003 (the "Purchase Agreement"), by and among the Company and Jefferies & Company, Inc. (the "Initial Purchaser") pursuant to which the Company has sold to the Initial Purchaser on the date hereof an aggregate of $100,000,000 principal amount of its % Senior Secured Units due 2007. Capitalized terms used and not otherwise defined herein have the meanings specified in the Purchase Agreement. This letter is delivered to you pursuant to Section 7(g)(v) of the Purchase Agreement.

                  In the course of preparation by the Company of the final offering circular dated as of July __, 2003 (including any and all exhibits thereto and any information incorporated by reference therein, the "Final Offering Circular"), we have participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants for the Company, and representatives of the Initial Purchaser and its counsel during which conferences the contents of the Final Offering Circular and related matters were discussed and reviewed and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Offering Circular, and noting that we have relied as to materiality to a large extent upon the statements of officers and other representatives of the Company, on the basis of the information that was developed in the course of the services referred to above, considered in light of our understanding of the applicable law, nothing has come to our attention which would lead us to believe that, at the date and time that the Purchase Agreement was executed and delivered by the Company and the Initial Purchaser and on the date of this letter, the Final Offering Circular (other than financial statements and schedules, footnotes thereto, other financial or accounting data and statistical information included or incorporated by reference therein or omitted therefrom, as to which we make no statement) contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This letter is being delivered solely for the benefit of the Initial Purchaser and, without our express written consent, neither this letter nor the subject matters covered herein may be assigned or provided to or relied upon by any other person.